INDEPENDENT AUDITORS' CONSENT
-----------------------------



We consent to the incorporation by reference in Registration Statement Nos. 333-94871 and 333-64503 of SVI Holdings, Inc. on Form S-8 of our report dated July 13, 2000 appearing in this Annual Report on Form 10-K of SVI Holdings, Inc. for the year ended March 31, 2000.


/s/ DELOITTE & TOUCHE LLP

San Diego, California
July 13, 2000